UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 1, 2015

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2015, Carver Federal Savings Bank (the “Bank”), a wholly-owned subsidiary of Carver Bancorp, Inc. (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Michael T. Pugh, President and Chief Executive Officer.  The term of the Employment Agreement is three years.  The Employment Agreement and Mr. Pugh’s performance will be reviewed by the Board of Directors of the Bank six months before the third anniversary and six months before each anniversary thereafter, and the Board of Directors may approve a one-year extension of the Employment Agreement after each such review.

Under the Employment Agreement, Mr. Pugh is entitled to a base salary of $360,000, subject to increase at the discretion of the Board of Directors of the Bank in connection with its annual review.  The Employment Agreement provides that Mr. Pugh will be eligible for a restricted stock award to be granted on or about April 15, 2016, 2017 and 2018, with the amount of each award to be at the discretion of the Board of Directors of the Bank, but not fewer than 7,250 restricted shares of the Company’s common stock.  The Employment Agreement also provides for participation in the Bank’s retirement, pension, savings, profit-sharing, stock bonus, health and welfare and any other employee benefit and compensation plans covering employees of the Bank.  In addition, the Employment Agreement provides that the Bank shall provide to Mr. Pugh a term life insurance policy in the amount of $1,000,000 payable to the his beneficiaries.  The Employment Agreement further provides that, in the event that the amount of benefits or contributions Mr. Pugh would have received or accrued under the tax-qualified plans of the Bank is limited by applicable sections of the Internal Revenue Code of 1986, as amended (the “Code”), the Bank will provide Mr. Pugh with supplemental benefits equal to the benefits attributable to employer contributions that he would have received if the limitations did not apply, with such benefits payable in 12 equal monthly installments beginning at least six months after his separation from service with the Bank.  Finally, the Bank will pay or reimburse Mr. Pugh $2,500 per month in transportation and accommodation expenses during the period January 1, 2015 to August 31, 2015 until the location of his primary residence is completed, for customary relocation expenses, and  up to $11,795 for legal expenses incurred by him in connection with the Employment Agreement.

Mr. Pugh may terminate his employment for “good reason,” which includes (i) a material diminution of his title, duties, responsibilities, authority or reporting lines, (ii) a material diminution in base salary, (iii) relocation of his principal office by more than 50 miles, and (iv) a material breach of the Employment Agreement by the Bank.

In the event that Mr. Pugh resigns for good reason or in the event the Company or the Bank terminates the employment of Mr. Pugh for any reason other “cause” (as defined in the Employment Agreement) or “disability” (as defined in the Employment Agreement), he will be entitled to receive a cash lump sum payment equal to the present value of the salary that he would have earned if he had continued working for the Bank through the then-current expiration date of the Employment Agreement (the “Remaining Unexpired Employment Period”).  If such resignation or termination occurs in connection with or within one year following a “change in control” (as defined in the Employment Agreement), then Mr. Pugh will be entitled to receive a cash lump sum payment equal to the lesser of (i) the present value of salary he would have earned during the Remaining Unexpired Employment Period plus one additional year, or (ii) the present value of two-times his then-current salary had it been paid out over the following two years. Any payments are required to be paid within 30 days after termination of employment, unless a six month delay in the payments is required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”).  Mr. Pugh will also be entitled to receive a cash lump sum payment equal to (i) the excess of the present value of the aggregate benefits to which me would be entitled under any defined benefit pension plans over the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination, (ii) the present value of the additional employer contributions to which he would have been entitled under any defined contribution plans, (iii) the fair market value of any stock that would have been allocated or awarded to him under any stock-based employee benefit plans, (iv) the payments that would have been made to him under any cash bonus or long-term or short-term cash incentive compensation plan and (v) the present value of any supplemental retirement benefits to which he would have been entitled, in each case if he were 100% vested under the applicable plan and had continued working for the Bank during the Remaining Unexpired Employment Period.  In addition, Mr. Pugh will be entitled to receive, at his election, a cash lump sum payment equal to (i) the excess of fair market value of a share of the Company’s common stock over the exercise price of any option or stock appreciation right held by him, and (ii) the fair market value of any restricted shares awarded to him, in each case upon surrender of such stock, option or appreciation right.  The Bank will continue to provide health and welfare benefits, as well as the term life insurance policy, to which Mr. Pugh and his eligible dependents would have been entitled for the Remaining Unexpired Employment Period and for any such additional period to which they are entitled under COBRA.

In the event of Mr. Pugh’s termination for “disability” (as defined in the Employment Agreement), he will be entitled to receive ¾ of his base salary, and the Bank shall continue to provide health and welfare benefits substantially identical to those received prior to his disability, through the earliest to occur of (i) his return to full-time employment in the same capacity as he was employed prior to disability, (ii) his full-time employment by another employer, (iii) his reaching age 65, (iv) his death, or (v) the expiration of the term of the Employment Agreement.

All payments are subject to Section 409A and Section 280G of the Code, and restrictions resulting from the Bank’s participation in the Troubled Asset Relief Program and other regulatory restrictions.

Mr. Pugh has agreed, for a period of one year following the date of his termination (or, if less, the Remaining Unexpired Employment Period), not to become an officer, employee, consultant, director or trustee of any bank with less than two billion dollars in assets or any minority depository institution, or any direct or indirect subsidiary or affiliate of any such entity, that competes with the business of the Bank in any city, town or county in which the Bank has an office or has filed an application for approval to establish an office.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Carver Federal Savings Bank and Michael T. Pugh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.
DATE: April 22, 2015	By:	/s/ James A. Raborn
James A. Raborn
First Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Carver Federal Savings Bank and Michael T. Pugh